UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 24, 2022

PHARMACYTE BIOTECH, INC.

(Exact Name of Registrant as Specified in its Charter)

Nevada	001-40699	62-1772151
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3960 Howard Hughes Parkway, Suite 500 Las Vegas, Nevada	89169
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (917) 595-2850

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, Par Value $0.0001 Per Share	PMCB	The Nasdaq Stock Market LLC (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this Chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On February 24, 2022 PharmaCyte Biotech, Inc. (“Company”) received a notification letter ("Nasdaq Board Independence Deficiency Letter") from the Regulation Department of the Nasdaq Stock Market (“Nasdaq”) stating that the Company was no longer in compliance with Nasdaq’s Board Independence Rule, as defined below. Nasdaq Listing Rule 5605(b)(1) requires that a majority of the Board of Directors of a listed company be composed of independent directors, as defined in Rule 5605(a)(2) ("Board Independence Rule"). The Company’s noncompliance resulted from the unfortunate passing of Mr. Thomas C.K. Yuen on February 13, 2022 as described in the Company’s Report on Form 8-K filed on February 17, 2022. Mr. Yuen was an independent director of the Company.

Nasdaq has provided the Company a cure period in order to regain compliance with the Board Independence Rule as follows:

• until the earlier of the Company’s next annual shareholders’ meeting or February 13, 2023; or

• if the next annual shareholders’ meeting is held before August 12, 2022, then the Company must evidence compliance no later than August 12, 2022.

The Company expects to regain compliance with the Board Independence Rule by filling Mr. Yuen’s vacancy on the Board with a new independent director who satisfies the applicable requirements of the Board Independence Rule prior to the expiration of the cure period provided under Nasdaq Listing Rule 5605.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 28, 2022	PHARMACYTE BIOTECH, INC.

	By:	/s/ Kenneth L. Waggoner
Kenneth L. Waggoner Chief Executive Officer, President and General Counsel

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